UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2013

Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c). On April 25, 2013, Baker Hughes Incorporated (the "Company") entered into an amendment to the Restated and Superseding Employment Agreement with Chad C. Deaton (the "Amendment") to reflect Mr. Deaton's previously announced retirement date from the Company of April 25, 2013. The description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective on April 25, 2013, the Board of Directors of the Company approved an amendment and restatement of the Bylaws of the Company to reduce the number of directors comprising the Board of Directors from thirteen to eleven. The foregoing description is qualified in its entirety by reference to the complete text of the Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company's Annual Meeting of Stockholders was held on April 25, 2013 (i) to elect eleven members to the Board of Directors to serve for a one-year term, (ii) to vote on an advisory vote to approve the Company's executive compensation program, (iii) to ratify Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year 2013, (iii) to approve an amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan, and (iv) to approve the material terms of the performance criteria for awards under the 2002 Director & Officer Long-Term Incentive Plan. Each of the matters voted upon at the 2013 Annual Meeting of Stockholders was approved. The amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

As of February 27, 2013, the record date, there were 441,833,894 shares of common stock issued and outstanding and entitled to vote at the Company's Annual Meeting of Stockholders and 373,243,050 shares of common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The information below reflects the number of votes cast by the holders of such common stock.

The number of votes for, votes withheld and broker non-votes for the election of each director was as follows:

Name	Number of Votes FOR	Number of Votes Withheld	Broker Non-Votes
Larry D. Brady	332,625,592	5,209,879	35,407,579
Clarence P. Cazalot, Jr.	317,214,428	20,621,043	35,407,579
Martin S. Craighead	325,740,543	12,094,928	35,407,579
Lynn L. Elsenhans	334,496,198	3,339,273	35,407,579
Anthony G. Fernandes	330,117,471	7,718,000	35,407,579
Claire W. Gargalli	317,236,444	20,599,027	35,407,579
Pierre H. Jungels	318,351,866	19,483,605	35,407,579
James A. Lash	330,354,701	7,480,770	35,407,579
J. Larry Nichols	331,216,131	6,619,340	35,407,579
James W. Stewart	331,273,761	6,561,710	35,407,579
Charles L. Watson	315,480,946	22,354,524	35,407,579

The number of votes for, the number of votes against, the number of abstentions and the number of broker non-votes with respect to the advisory vote to approve the Company's executive compensation program was as follows:

Number of Votes FOR	Number of Votes AGAINST	Abstentions	Broker Non-Votes
314,729,683	20,253,027	2,852,057	35,408,282

The number of votes for, the number of votes against, the number of abstentions and the number of broker non-votes with respect to the ratification of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for fiscal year 2013 was as follows:

Number of Votes FOR	Number of Votes AGAINST	Abstentions	Broker Non-Votes
366,760,988	4,417,411	2,064,648	2

The number of votes for, the number of votes against, the number of abstentions and the number of broker non-votes with respect to the approval of the amendment to the Employee Stock Purchase Plan was as follows:

Number of Votes FOR	Number of Votes AGAINST	Abstentions	Broker Non-Votes
333,898,996	1,815,233	2,120,538	35,408,282

The number of votes for, the number of votes against, the number of abstentions and the number of broker non-votes with respect to the approval of the material terms of the performance criteria for awards under the 2002 Director & Officer Long-Term Incentive Plan was as follows:

Number of Votes FOR	Number of Votes AGAINST	Abstentions	Broker Non-Votes
321,304,922	14,091,607	2,438,239	35,408,282
Item 8.01 Other Events.

On April 25, 2013, the Board of Directors elected Martin S.Craighead as Chairman of the Board of Directors and J. Larry Nichols as Lead Director. The Lead Director presides at all meetings of the stockholders and the Board of Directors in the absence of the Chairman of the Board. Mr. H. John Riley retired from the Board of Directors on April 25, 2013 in accordance with our mandatory retirement policy upon reaching the age of 72.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.1*	Restated Bylaws dated as of April 25, 2013.
10.1*	Amendment to the Restated and Superseding Employment Agreement between Baker Hughes Incorporated and Chad C. Deaton dated as of April 25, 2013.
10.2*	Amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan effective April 25, 2013.
* Filed herewith.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Dated: April 30, 2013	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary and Senior Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1 *	Restated Bylaws dated as of April 25, 2013.
10.1*	Amendment to the Restated and Superseding Employment Agreement between Baker Hughes Incorporated and Chad C. Deaton dated as of April 25, 2013.
10.2*	Amendment to the Baker Hughes Incorporated Employee Stock Purchase Plan effective April 25, 2013.

* Filed herewith.